As filed with the Securities and Exchange Commission on April 30, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-2218486
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona	85016
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-187470

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Cole Office & Industrial REIT (CCIT II), Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on September 17, 2013 (Registration No. 333-187470) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.	Articles of Amendment and Restatement of Cole Office & Industrial REIT (CCIT II), Inc. dated January 10, 2014 (included as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 333-187470) filed on January 13, 2014 and incorporated herein by reference).

2.	Amended and Restated Bylaws of Cole Office & Industrial REIT (CCIT II), Inc. effective November 12, 2013 (included as Exhibit 3.2 to the Registrant’s Form 10-Q (File No. 333-187470) filed on November 13, 2013 and incorporated herein by reference).

3.	Agreement of Limited Partnership of Cole Corporate Income Operating Partnership II, LP, by and between Cole Office & Industrial REIT (CCIT II), Inc. and the limited partners thereto dated August 27, 2013 (included as Exhibit 10.2 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on August 28, 2013 and incorporated herein by reference).

4.	Form of Initial Subscription Agreement of Cole Office & Industrial REIT (CCIT II), Inc. (included as Exhibit 4.1 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

5.	Form of Additional Subscription Agreement of Cole Office & Industrial REIT (CCIT II), Inc. (included as Exhibit 4.2 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

6.	Alternative Form of Initial Subscription Agreement of Cole Office & Industrial REIT (CCIT II), Inc. (included as Exhibit 4.3 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

7.	Alternative Form of Additional Subscription Agreement of Cole Office & Industrial REIT (CCIT II), Inc. (included as Exhibit 4.4 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

Exhibit Number	Description

8.	Distribution Reinvestment Plan of Cole Office & Industrial REIT (CCIT II), Inc. (included as Exhibit 10.3 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

9.	Share Redemption Program of Cole Office & Industrial REIT (CCIT II), Inc. (included in the section captioned “Description of Shares – Share Redemption Program” in the Prospectus that is part of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (File No. 333-187470) filed on April 17, 2015 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

By:	/s/ Michael T. Ezzell
Michael T. Ezzell
Chief Executive Officer and President

Date: April 30, 2015